As filed with the Securities and Exchange Commission on August 22, 2006
Registration No. 333-120798

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nevada	TelePlus Enterprises, Inc.	98-0045023
(State or Other Jurisdiction of Incorporation	(Name of Registrant in Our Charter)	(I.R.S. Employer Identification No.)
or Organization)

Marius Silvasan
7575 TransCanada, Suite 305		7575 TransCanada, Suite 305
St-Laurent, Quebec		St-Laurent, Quebec
CANADA H4T 1V6		CANADA H4T 1V6
(514) 344-0778	7389	(514) 344-0778
(Address and telephone number of Principal	(Primary Standard Industrial	(Name, address and telephone number
Executive Offices and Principal Place of Business)	Classification Code Number)	of agent for service)

Copies to:
Jerold N. Siegan, Esq. Arnstein & Lehr LLP 120S. Riverside Plaza, 12th Floor Chicago, Illinois 60606 Telephone: (312)876-7100 Telecopier: (312)876-0288

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ྑ

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ྑ

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ྑ

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ྑ

On November 26, 2004, TelePlus Enterprises, Inc. (the "Company") filed a Registration Statement on Form S-8 (Registration No. 333-120798) (the "Registration Statement"), registering up to 2,000,000 shares of the Company's common stock (the "Common Stock") for sale or issuance under an employee benefit plan solely to its employees (as defined by the Form S-8 to include any employee, director, general partner, officer, or consultant or advisor) who are natural persons and who have provided bona fide services to the Company and the services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities. The Company is filing this Post-Effective Amendment No. 1 to the Registration statement to file as Exhibit 23.3 the report of the Company's independent auditors, Mintz & Partners, LLP, dated March 27, 2006, appearing in the Company's Annual Report on Form 10K-SB for the two years ended December 31, 2005 and December 31, 2004, which report is incorporated herein by this reference.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on August 22, 2006.

TELEPLUS ENTERPRISE, INC.

Date: August 22, 2006	By:	/s/ Marius Silvasan
Name: Marius Silvasan Title: Chief Executive Officer and Chairman

Date: August 22, 2006	By:	/s/ Robert Krebs
Name: Robert Krebs Title: Chief Financial Officer and Principal Accounting Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marius Silvasan his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substi tute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this Registration Statement has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Marius Silvasan
Marius Silvasan	Chief Executive Officer and Chairman of the Board of Directors

/s/ Robert B. Krebs	Chief Financial Officer (Principal Accounting	August 22, 2006
Robert B. Krebs	Officer) and Director

Tom Davis
/s/ Tom Davis	Chief Operating Officer and Director	August 22, 2006

Gordon Chow
/s/ Gordon Chow	Director	August 22 , 2006

/s/ Michael L. Karpheden
Michael L. Karpheden	Director	August 22, 2006

/s/ Hakan Wretsell
Hakan Wretsell	Director	August 22 , 2006